Exhibit 99.1

NOVAGOLD Reports 2017 Third Quarter Results:
Donlin Gold Final Environmental Impact Statement on Track to be Published in 2018

The U.S. Army Corps of Engineers (the “Corps”), the lead permitting agency, completed the cooperating agency review of the preliminary final Donlin Gold Environmental Impact Statement (EIS) with the final document scheduled for filing in 2018

Donlin Gold’s current drill program aimed at supporting ongoing optimization efforts and further enhancing the value of the project is well underway

With over $88 million in its treasury as of August 31, 2017, NOVAGOLD has sufficient financial resources to complete permitting of Donlin Gold as well as currently planned project optimization

October 3, 2017 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) today released its third quarter financial results and updates for its flagship Donlin Gold project in Alaska, which NOVAGOLD equally owns with Barrick Gold Corporation (“Barrick”) and its Galore Creek copper-gold-silver project in British Columbia, which NOVAGOLD equally owns with Teck Corporation (“Teck”).

Details of the financial results for the three and nine months ended August 31, 2017 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that will be available on the Company's website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

Third quarter highlights and achievements include the following:

The Corps published the preliminary final EIS for internal review by the cooperating agencies, which was completed on schedule in September:

Donlin Gold continued to provide requested information to the Corps and cooperating agencies to support the advancement of the final EIS

The final EIS is anticipated to be published in 2018, with a Record of Decision (ROD) expected to follow shortly thereafter

Significant progress was also made on other major State permits and approvals for Donlin Gold, the status of which are as follows:

The Alaska Department of Environmental Conservation, Division of Air Quality issued the final Prevention of Significant Deterioration permit on June 30

The draft water discharge, integrated waste management and reclamation and closure plan permits are expected to be released for public comment by the end of 2017

The majority of key State permits and approvals are scheduled to be finalized concurrently with the Corps’ ROD

Donlin Gold’s current drill campaign in support of the optimization program is well underway:

NOVAGOLD and Barrick jointly developed the $8 million program (100% basis) aimed at gathering additional geochemical and structural data to strengthen understanding of the mineralized zones and deepen their knowledge of the structural controls as part of the optimization work

The optimization work will also assess selective mining methodology to potentially further improve mined grades and also consider opportunities to reduce initial capital cost outlays

The program includes 22 planned core drill holes; 9 holes of which have been completed to-date (4,502 meters)

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Community outreach efforts continued with local stakeholders in both Alaska and Northern British Columbia as follows:

Donlin Gold engaged with multiple traditional village councils, regional tribal gatherings, and residents across the Yukon-Kuskokwim (“Y-K”) region

Donlin Gold hosted several project site tours to give key stakeholder representatives an opportunity to see the proposed development location first-hand and to ask questions

Donlin Gold collaborated with the Calista Corporation and The Kuskokwim Corporation (owners of the mineral and surface rights, respectively) on community engagement efforts

Galore Creek Mining Corporation sponsored the Tahltan Literacy/Cultural Camps in Northern British Columbia as well as other local community initiatives

President’s Message

Donlin Gold Project

It is very encouraging to be in the final stretch of the Donlin Gold EIS permitting process. Looking back at all of the milestones we have achieved to date, what really stands out is the level of dedication and collaboration demonstrated by all of the project’s stakeholders to make this important project a model mine for generations to come. Our strong partnerships with the Calista Corporation (owner of mineral rights) and The Kuskokwim Corporation (owner of surface rights), our time-tested engagement with various government agencies and non-governmental organizations, coupled with the common set of values for safe as well as socially and environmentally responsible project development we share with our partner, Barrick, give us a sense of gratification that we are on a steady path towards achieving something very significant not only for all of our stakeholders but for our industry as a whole. Furthermore, as we approach the end of the project’s EIS and permitting process, we also are doing important optimization work to ensure that the ore body’s well defined grade and space characteristics can be put to work in an operationally sound and economically efficient manner.

Activities in the third fiscal quarter of 2017 were focused on advancing the Donlin Gold final EIS. The Corps, Donlin Gold’s lead federal permitting agency, completed and distributed the preliminary final EIS in July for review by the cooperating agencies. The cooperating agencies completed their review and submitted their input to the Corps on schedule in mid-September. Donlin Gold continued to support the EIS process by providing requested information to the Corps and cooperating agencies. The final EIS is anticipated to be published in 2018, followed by the issuance of a record of decision (ROD). Other major state permits continue their advancement and are scheduled to be finalized concurrently with the Corps’ ROD or shortly thereafter. Notably, the Alaska Department of Environmental Conservation, Division of Air Quality issued the final Prevention of Significant Deterioration permit on June 30, 2017, and the draft water discharge, integrated waste management and reclamation and closure plan permits are expected to be released for public comment by the end of 2017. We look forward to achieving these key project permitting milestones.

NOVAGOLD and its partner Barrick have been persistently working to realize the extraordinary potential of Donlin Gold. Its endowment of 39,000,000 ounces of gold resources in the measured and indicated category, inclusive of proven and probable reserves (541 tonnes with an average grade of 2.2 grams per tonne), really set it apart from other development-stage projects. Moreover, with planned production averaging approximately 1,100,000 ounces of gold per year over its projected 27-year mine life and its extraordinary exploration potential which exists along an 8-kilometer gold mineralized belt, make it truly unique. Besides size, quality and exploration potential, one should never overlook the fact that it is located in Alaska, a mining-friendly jurisdiction that is the second largest gold-producing State in the U.S. At a time of extreme geopolitical uncertainty around the world, Alaska is welcoming new responsible development. It is a State with tremendous mineral potential, an established mining industry, political and social stability, and the rule of law. We are truly blessed.

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During the last quarter, we made real progress in advancing our project optimization efforts. In July 2017, NOVAGOLD and Barrick launched an $8-million drill program, which includes a total of 22 holes, to gather additional geochemical and structural data to further strengthen our understanding of the targeted mineralized zones, deepen our knowledge of the structural controls and support ongoing optimization work. So far, we have drilled 4,502 meters in 9 holes and final results will be released after all assays are available.

Galore Creek Project

In the third fiscal quarter of 2017, NOVAGOLD and its partner Teck focused on site care and maintenance efforts. Approximately half of the workforce employed in 2017 at Galore Creek are Tahltan First Nation. The team at site has done excellent work in helping to maintain the property in good order. Since our focus remains on advancing Donlin Gold, we remain committed to sell all or part of our 50% interest in the project. Galore Creek is a significant polymetallic deposit located in Canada, another jurisdiction with a well-developed mining tradition. Once developed, Galore Creek is expected to be one of Canada’s largest and lowest cost copper producers.

Stakeholder Engagement

We continue to invest our time and resources into the communities where we operate. This activity is fundamental to our core corporate values and culture. Throughout the summer months, Donlin Gold’s project team was busy meeting with surrounding communities through multiple traditional village council meetings, regional tribal gatherings, and village visits across the Y-K region. Several site tours were held at Donlin Gold to give key stakeholder representatives an opportunity to see the project first-hand, ask questions and interact with those working at camp. NOVAGOLD is an active participant and supporter of these important endeavors. Donlin Gold also worked closely with both the Calista Corporation and The Kuskokwim Corporation to efficiently facilitate and execute all outreach initiatives. In Northern British Columbia, the Galore Creek Partnership again sponsored the Tahltan Literacy/Cultural Camps which teach youth the importance of literacy and culture, and the balance between the two.

Balance Sheet

By carefully managing our treasury, we have remained financially strong with over $88 million in cash and term deposits as of August 31, 2017, which is more than sufficient to deliver on our stated objectives of completing permitting activities at Donlin Gold, and advancing the current drill program and related optimization work with Barrick.

We are grateful for the support and trust from all our stakeholders, including our shareholders, Native Corporations, First Nations, and the government agencies of the jurisdictions in which our assets are located. We are also very thankful for the guidance from our Board of Directors and for the hard work and dedication of our project teams in advancing the value of both the Donlin Gold and Galore Creek projects.

Gregory A. Lang
President & CEO

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Financial Results

in thousands of U.S. dollars, except for per share amounts

	Three months ended August 31, 2017 $	Three months ended August 31, 2016 $	Nine months ended August 31, 2017 $	Nine months ended August 31, 2016 $
General and administrative expense (1)	4,646	4,230	16,163	16,132
Share of losses – Donlin Gold	3,165	1,980	7,794	6,485
Share of losses – Galore Creek	612	212	987	726
Total operating expenses	8,423	6,422	24,944	23,343

Loss from operations	(8,423)	(6,422)	(24,944)	(23,343)
Other income (expense)	(1,903)	(885)	(3,836)	(3,000)

Loss for the period	(10,393)	(7,381)	(28,998)	(26,496)
Loss per share, basic and diluted	(0.03)	(0.02)	(0.09)	(0.08)

			At August 31, 2017 $	At Nov 30, 2016 $
Cash and term deposits			88,542	105,274
Total assets			413,318	408,261
Total liabilities			113,008	107,998

(1) Includes share-based compensation expense of $2,141 and $1,869 in the third quarter of 2017 and 2016, respectively, and $8,115 and $8,446 in the first nine months of 2017 and 2016, respectively.

Loss from operations in the third quarter increased from $6.4 million in 2016 to $8.4 million in 2017 and increased in the first nine months from $23.3 million in 2016 to $24.9 million in 2017 due to drill program expenses at Donlin Gold, as well as increased care and maintenance activity at Galore Creek. In the third quarter, general and administrative expense was also higher due to higher share-based compensation costs for stock options compared to the same quarter last year. The current year stock option grant to the Company’s Directors is scheduled to fully vest on December 1, 2018 and is being amortized over a two-year period. The prior year stock option grant to Directors vested immediately and was expensed on the grant date.

Net loss in the third quarter increased from $7.4 million ($0.02 per share) in 2016 to $10.4 million ($0.03 per share) in 2017 and increased in the first nine months from $26.5 million ($0.08 per share) in 2016 to $29 million ($0.09 per share) due to the increased loss from operations, an unfavorable net change in foreign exchange gains and losses, and higher interest expense on the promissory note.

Liquidity and Capital Resources

Cash, cash equivalents and term deposits decreased by $5.0 million and $16.7 million, in the third quarter and first nine months of 2017, respectively. Cash used to fund our projects increased in the third quarter and first nine months of 2017 compared the prior year periods due to commencement of the drill program at Donlin Gold and increased care and maintenance activity at Galore Creek. Cash used in operating activities increased in the third quarter as the prior year quarter benefited from the receipt of exploration tax credits. The decrease in cash used in operating activities during the first nine months is primarily due to lower withholding taxes paid on vested performance share units. The Company elected to deliver full shares to executives in the first quarter of 2017 to reduce the use of cash. No cash was used in or provided by financing activities in the first nine months of 2017 or 2016.

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2017 Outlook

For the full year, we continue to expect to spend approximately $27 million, including $11 million for general and administrative costs, $14 million to fund our share of expenditures at the Donlin Gold project, and $2 million at the Galore Creek project.

NOVAGOLD remains focused on five primary goals in 2017: advance the Donlin Gold project toward a construction/ production decision; maintain strong relationships with all stakeholders; continue to enhance the value of the Galore Creek project and monetize if warranted; safeguard our treasury; and promote a strong safety culture.

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss these results will take place on October 4, 2017 at 8:00am PT (11:00am ET). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com/investors/events/
North American callers:	1-855-475-2134
International callers:	1-661-378-9964
Conference ID:	87572517

The webcast will be archived on NOVAGOLD’s website for one year. To request a transcript of the call, please email us at: info@novagold.com.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the permitting and development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated resource categories, inclusive of proven and probable reserves (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this top tier asset. NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study (as defined below), once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one mining jurisdiction. NOVAGOLD anticipates selling all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. With a strong balance sheet, NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

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Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled "Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study" dated effective July 27, 2011 (the "2011 Pre-Feasibility Study"). The Qualified Persons responsible for the preparation of the independent technical report are Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), and Jay Melnyk, P. Eng. (AMEC Americas Limited), each of whom are independent "qualified persons" as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved the scientific and technical information related to the Donlin Gold and Galore Creek projects contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Senior Stakeholder Relations Specialist

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, outlook, production estimates, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding the 2017 outlook; exploration potential of Donlin Gold; mine life and production estimates at Donlin Gold; perceived merit of properties; anticipated timing and content of an updated feasibility study; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties, respectively; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2016 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of the “inferred resources” will ever be upgraded to “indicated resource”, “measured resource”, or “mineral reserve” status. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Neither Donlin Gold nor Galore Creek have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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